CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our reports dated October 10, 1996, relating to the financial statements of Azurel Ltd. and Private Label Cosmetics, Inc. And Affiliates for the periods indicated in those reports and to references to our firm under the caption "EXPERTS" in the accompanying Prospectus.



                                            /s/ Feldman Radin & Co., P.C.
                                            Feldman Radin & Co., P.C.
                                            Certified Public Accountants

October   , 1996
New York, New York